Exhibit 10.11

                                                Transaction No. 1188-L01-02
                                                Transaction No. 1192-L01-02



                             MASTER LEASE AGREEMENT
              (Empress II and Palm Beach Princess Gaming Equipment)

          THIS MASTER LEASE AGREEMENT ("Lease" or "Agreement") is made and entered into as of July 6, 2004, by and between PDS GAMING CORPORATION, a Minnesota corporation, its successors, designated subsidiaries and assigns ("Lessor") and ITG VEGAS, INC., a Nevada corporation, and ITG PALM BEACH, LLC, a Delaware limited liability company, jointly and severally as lessees (collectively "Lessee").

                                    RECITALS

          WHEREAS, Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor in accordance with the terms and conditions contained herein, certain equipment more fully described in the Lease Schedule or Schedules, referred to herein as a "Lease Schedule" or "Lease Schedules", as may from time to time be executed by Lessee.

          NOW,   THEREFORE,   IN  CONSIDERATION  of  the  mutual  covenants  and
conditions set forth below and other good and valuable consideration, the receipt and sufficiency of which all parties acknowledge, it is agreed as follows:

                                    AGREEMENT

     1. Recitals Incorporation. The recitals set forth above are hereby incorporated into this Agreement as material parts thereof and not simply as mere recitals.

     2. Parties.

          2.1. The Lessor is PDS GAMING CORPORATION, a Minnesota corporation, whose address is 6171 McLeod Drive, Las Vegas, NV 89120-4048.

          2.2. The Lessee is ITG VEGAS, INC., a Nevada corporation ("ITG"), whose address is One East 11th Street, Suite 500, Riviera Beach, FL 33404, and ITG PALM BEACH, LLC, a Delaware limited liability company ("ITGPB"), whose address is One East 11th Street, Suite 500, Riviera Beach, FL 33404. ITG's Tax ID Number is 80-0025831 and ITGPB's Organizational ID Number is C34290-01. ITG's location for the purposes of all Uniform Commercial Code filings is the State of Nevada. ITGPB's location for the purposes of all Uniform Commercial Code filings is the State of Delaware.

     3. Lease. This Lease establishes the general terms and conditions by which Lessor shall lease the equipment described in each Lease Schedule (the "Equipment") to Lessee. Each Lease Schedule shall be in the form provided by Lessor and reasonably acceptable to Lessee and shall incorporate by reference the terms of this Lease. The Equipment is to be used in connection with that business described as Palm Beach Casino Cruises and located on the Maritime Vessels named the Empress II (United States Official Number 998517) ("Empress Vessel") and the Palm Beach Princess (Panamanian flag, Patente No. 14348-84-E and IMO No. 8402937) ("Princess Vessel"), both to be docked at Port of Palm Beach, One East 11th Street, Suite 500, Riviera Beach, FL 33404 (the Empress Vessel and the Princess Vessel are hereinafter individually and collectively referred to as the "Vessel" or "Premises"). Cruise Holdings II, LLC, a Nevada limited liability company ("Cruise Holdings II"), as Owner, and Palm Beach Maritime Corporation, formerly named MJQ Corporation, a Delaware corporation ("MJQ") and Palm Beach Empress, Inc., a Delaware corporation ("PBE"), jointly and severally as Charterer, are parties to that certain Bareboat Charter and Option to Purchase ("Empress Charter"), that certain Empress Vessel Master Lease and Empress Vessel lease schedule (collectively the "Empress Vessel Lease") each dated July 6, 2004, whereby Cruise Holdings II leases the Empress Vessel to MJQ and PBE. Additionally, Cruise Holdings I, LLC, a Nevada limited liability company ("Cruise Holdings I"), as Owner, and MJQ and PBE, jointly and severally as Charterer, are parties to that certain Bareboat Charter and Option to Purchase ("Princess Charter"), that certain Princess Vessel Master Lease and Princess Vessel lease schedule (collectively the "Princess Vessel Lease") each dated July 6, 2004, whereby Cruise Holdings I leases the Princess Vessel to MJQ and PBE. The Empress Charter, the Princess Charter, the Empress Vessel Lease and the Princess Vessel Lease are hereinafter collectively referred to as the "Vessel Lease Documents".

     4. Term, Rent and Payment, Fees and Charges.


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          4.1. Term. The term of this Lease shall commence on the date set forth in each Lease Schedule (the "Commencement Date") and continue as specified in such Lease Schedule ("Term").

          4.2. Rent and Payment. Lessee's obligation to pay rent for the Equipment shall commence on the Commencement Date and continue for the Term. The Basic Rent, as set forth and defined in the Lease Schedules, shall be payable in such amount and on such date as set forth in the Lease Schedule. Any amounts payable by Lessee, other than Basic Rent, shall be deemed Additional Charges. Additional Charges shall be due and payable in accordance with the terms of the Lease Schedule or if not set forth therein, on the Basic Rent payment date following the date upon which the aforesaid Additional Charges accrue, or the last day of the Term, whichever is earlier. Lessee shall make all payments at the address of Lessor set forth above or at such other address as Lessor may designate in writing. As used herein, the term "Rent" shall mean all Basic Rent and Additional Charges as described in the Lease Schedules.

          4.3. Late Charge. If any Basic Rent is not received by Lessor or its assignees within five (5) days of when due then a late charge on such Rent shall be due and payable with such Rent in an amount equal to one and one-half percent (1.5%) of the delinquent Basic Rent, as defined in the Lease Schedule, payable for each month such Basic Rent remains delinquent, as reimbursement for administrative costs and not as a penalty.

          4.4. ACH. Lessee shall complete, execute and deliver to Lessor an Authorization for Automatic Payment form, which authorizes Lessor to deduct payments of Basic Rent directly from Lessee's checking or savings account at a specified financial institution in accordance with this Lease and the Lease Schedules.

          4.5. [Intentionally Omitted.]

          4.6. [Intentionally Omitted.]

          4.7. Documentation Costs, Other Expenses and Charges. In connection with the closing of each transaction, Lessee also agrees to pay all of Lessor's out-of-pocket expenses in connection with the closing of each transaction, including without limitation: [i] documentation costs for this Lease and each Lease Schedule; [ii] any fees and costs of legal counsel utilized by Lessor (including in-house counsel); [iii] the costs of site and vessel inspections; and [iv] all other out-of-pocket expenses incurred by or on behalf of Lessor. At such time as the Lease is executed and delivered, the aforementioned out-of-pocket expenses shall not exceed $25,000.00.

          4.8. Imposts. In addition to the monthly Basic Rent due in each Lease Schedule, Lessee agrees to pay and indemnify Lessor for, and hold Lessor harmless from and against all taxes, assessments, fees and charges (hereinafter called "Imposts") together with any penalties, fines or interest thereon levied and imposed by any governmental agency or unit (state, local, federal, domestic or foreign), regardless of party assessed against: (i) with respect to the Lease or any Lease Schedule; (ii) upon the Equipment, including without limitation any "vessel", its value or any interest of Lessor and/or Lessee therein; (iii) upon or on account of any sale, rental, purchase, ownership, possession, use, operation, maintenance, delivery or return of the Equipment, or value added thereto, other than taxes imposed on or measured by the net income or capital of Lessor. The amount of the Impost shall become Rent to be paid by Lessee within ten (10) days after Lessor's demand. If any Impost relates to a period during the Term of a Lease Schedule such Impost shall continue, notwithstanding the expiration or termination of the Lease or the Lease Schedule, until all such Imposts are paid in full by Lessee.

          4.9. Lessor's Performance of Lessee's Obligations. If Lessee fails to comply with any of its covenants or obligations herein, Lessor may, at its option, perform such covenants or obligations on Lessee's behalf without thereby waiving such conditions or obligations or the failure to comply therewith and all sums advanced by Lessor in connection therewith shall be repayable by Lessee as Additional Charges. No such performance shall be deemed to relieve Lessee of its obligations herein.

     5. Certificate of Delivery and Acceptance. Lessee shall deliver to Lessor a Certificate of Delivery and Acceptance ("Certificate of Acceptance") in the form provided by the Lessor and reasonably acceptable to Lessee.

     6. Net Lease. This Lease including each Lease Schedule is a net lease and Lessee's obligation to pay all Rent due and the rights of Lessor or its assignees in, and to, such Rent shall be absolute and unconditional under all circumstances, notwithstanding: [i] any setoff, abatement, reduction, counterclaim, recoupment, defense, except the defense of prior payment to the Lessor in accordance with the Lessor's instructions, or other right which Lessee may have against Lessor, its assignees, the manufacturer or seller of any of the Equipment, or any other person for any reason whatsoever, including, without limitation, any breach by Lessor of this Lease; [ii] any defect in title (other than defects and exceptions caused by Lessor), condition, operation, fitness for use, or any damage to or destruction of and of the Equipment, except to the extent resulting from the gross negligence or willful misconduct of Lessor or any of its employees, agents or representatives; [iii] any interruption or cessation of use or possession of the Equipment for any reason, except to the extent resulting from the gross negligence or willful misconduct of Lessor or any of its employees, agents or representatives; or


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[iv]  any  insolvency,   bankruptcy,   reorganization  or  similar   proceedings
instituted by or against Lessee.

     7. Grant of Security Interest.

          7.1. In order to secure prompt payment of the Rent and all of the other amounts from time to time outstanding under and with respect to this Lease and any Lease Schedule, and the performance and observance by Lessee of all the agreements, covenants and provisions thereof, Lessee hereby grants to Lessor a first priority security interest in the Equipment (including, without limitation, all inventory, fixtures or other property comprising the same) together with all software (embedded therein or otherwise), Intellectual Property (as defined herein) and general intangibles necessary for the operation of the Equipment, all additions, attachments, accessions thereto whether or not furnished by the supplier of the Equipment, all subleases, and security deposits thereunder, and any and all substitutions, replacements or exchanges for any such item of Equipment, in each case in which Lessee shall from time to time acquire an interest, and any and all insurance and/or other proceeds of the Equipment in and which a security interest is granted hereunder.

          7.2. Lessee hereby acknowledges and agrees that to the extent Lessor's participation in any purchase and lease of an item or items of the Equipment pursuant to this Lease or any Lease Schedule constitutes a financing of the purchase of such item or items of Equipment, Lessee's repayment of the amounts of such financing shall apply on a "first-in-first-out" basis so that the portions of the amounts of such financing used to purchase such item or items of Equipment shall be deemed re-paid in the chronological order of the use of such amounts to purchase the same.

     8. Location, Use, Maintenance, and Inspection.

          8.1. Location, Use, Maintenance and Repairs.

               8.1.1. Lessee shall keep and use the Equipment on the Premises and shall not relocate or remove any of the Equipment without the prior, written consent of Lessor.

               8.1.2. Lessee shall at all times and, at its sole cost and expense, properly use and maintain the Equipment in good operating condition, other than the normal wear and tear, and make all necessary repairs, alterations and replacements thereto (collectively, "Repairs"), all of which shall immediately become the property of Lessor and subject to this Lease.

               8.1.3.   Lessee  shall  comply  with  manufacturer   instructions
relating to the Equipment, and any applicable laws and governmental regulations.

               8.1.4. Lessee shall pay all reasonable costs and expenses associated with removal and return of the Equipment.

          8.2. Identification and Inspection. Upon request by Lessor, Lessee shall mark each gaming device and related equipment (each a "Unit") conspicuously with appropriate labels or tags furnished by Lessor and maintain such markings through the Term to clearly disclose that said Unit is being leased from Lessor. Subject to Lessee's reasonable security requirements, Lessee shall permit Lessor's representatives to enter the Premises where any Unit is located to inspect such Unit upon reasonable notice. Lessor shall comply with Lessee's access and on board policies prior to boarding of the Premises and while on board the Premises in accordance with the Charter.

     9. Location, Property Rights, and Liens.

          9.1. Personal Property. All of the Equipment is personal property and Lessee shall not affix any of the Equipment to realty so as to change its nature to a fixture or real property and agrees that all of the Equipment shall remain personal property during the Term. The Equipment is, and shall at all times remain removable from the Premises. Lessee agrees that the Equipment is not essential to the Premises. Lessor expressly retains ownership and title to the Equipment. Lessee hereby agrees that it shall notify Lessor of any change in Florida gaming laws or regulations affecting Lessor as a result of its ownership of the Equipment and assist Lessor in complying with, at Lessee's sole expense, all of Lessor's obligations as required by the state gaming laws and regulations regarding maintenance, use, possession and operation of the Equipment. Lessee hereby authorizes, empowers, and grants a limited power of attorney to Lessor to record and/or execute and file, on Lessee's behalf, any certificates, memorandums, statements, refiling, and continuations thereof as Lessor deems reasonably necessary or advisable to preserve and protect its interest hereunder. The parties intend to create a lease agreement and the relationship of lessor and lessee between themselves. Nothing in this Lease shall be construed or interpreted to create or imply the existence of a finance lease or installment lease contract. Lessor makes no representation regarding the treatment of this Lease, the Equipment or the payment of obligations under this Lease for financial statement reporting or tax purposes.

          9.2. Protection of Lessor's Property Rights. Lessor has the right to place on any part of the Equipment, a medallion or other marker of suitable size stating in substance [i] that the Equipment is the property of Lessor, and [ii] that Lessor, to protect its rights, has


Master Lease Agreement                                                    Page 3
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filed or  retains  the  right to file in  appropriate  government  offices a UCC
Financing Statement covering the Equipment. Lessee hereby authorizes Lessor to file any and all UCC-1 and/or UCC-3 statements and/or amendments thereto related to this Lease, any Lease Schedule, and/or the Equipment without Lessee's authentication, to the extent permitted by applicable law. If directed to do so by Lessor, Lessee will cooperate with Lessor in preparing and filing such UCC statements and/or amendments thereto. Lessee hereby agrees that by executing this Lease or any Lease Schedule that the same shall constitute Lessee's authorization for all UCC statements and/or amendments thereto related to this Lease, any Lease Schedule and/or the Equipment.

          9.3. Accessions. Lessee agrees that if any part of the Equipment is physically attached to other personal property that the Equipment shall not lose its identity and shall constitute an accession. Lessor shall at all times herein retain its interests in the Equipment and such interest shall continue to be perfected notwithstanding its becoming an accession.

          9.4. Liens and Encumbrances. Unless otherwise provided herein or in the Charter, Lessee shall not directly or indirectly create, incur or suffer a mortgage, claim, lien, charge, encumbrance or the legal process of a creditor of Lessee of any kind upon or against this Lease or any Equipment. Lessee shall at all times protect and defend, at its own cost and expense, the title of Lessor from and against such mortgages, claims, liens, charges, encumbrances and legal processes of creditors of Lessee and shall keep all the Equipment free and clear from all such mortgages, claims, liens, charges, encumbrances and legal processes. If any such mortgage, claim, lien, charge or encumbrance is incurred, Lessee shall immediately notify Lessor and shall take all actions required by Lessor to remove the same. Lessee shall indemnify Lessor against and hold Lessor harmless from any and all costs, obligations, liabilities, penalties, damages or other charges and any and all expenses reasonably incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder incurred by Lessee in connection with or arising from any claims, liens, charges, encumbrances and legal processes upon or against this Lease or any Equipment.

     10. Return of Equipment.

          10.1. Duty of Return. At the expiration of any Term or upon termination of the Lease, unless Lessee exercises its option to purchase the Equipment from Lessor, Lessee at its expense shall return all of the Equipment to Lessor or its designee at the Lessor's distribution facility in Las Vegas, Nevada, in accordance with appropriate gaming laws and regulations and the terms and conditions of the Lease Schedule. The Equipment shall include all parts, accessories, attachments, etc. originally delivered to Lessee and shall conform to all of the manufacturer's specifications and gaming laws and regulations with respect to normal function, capability, design and condition less normal wear and tear. The terms "normal wear and tear" includes minor scratches, dents, and chips to the exterior of the device and wear to the interior components of the Equipment that is consistent with components of comparably aged machines. Upon return of the Equipment, Lessee agrees to reimburse Lessor for the full retail cost of the equipment consisting of gaming devices that is non-functioning or missing components including, but not limited to, components at the following indicated reimbursement rate, (i) Door $400.00; (ii) Validator head $550.00;
(iii) Validator Can $245.00;  (iv) Monitor  $250.00;  (v) Circuit Board $420.00;
(vi) Hopper $350.00; (vii) Glass panels $300.00 each.

          10.2. Failure to Return. If Lessee fails to return the Equipment or any portion thereof, as provided above, within fourteen (14) days following expiration of any Term or termination of the Lease, then Lessee shall either return the Equipment, replace the Equipment as provided in Section 11.2, or pay to Lessor the reasonable value thereof.

     11. Risk of Loss, Insurance.

          11.1. Risk of Loss. Lessee shall bear the risk of all loss or damage to any Unit or caused by any Unit during the period from the time the Unit is shipped by Lessor or the Unit's vendor until the time it is returned as provided herein.

          11.2. Equipment Replacement. Except as otherwise provided herein, if any Unit is lost, stolen, destroyed, seized by governmental action or, in Lessee's opinion or Lessor's opinion, damaged ("Event of Loss"), this Lease shall remain in full force and effect without abatement of Rent and Lessee shall promptly replace such Unit at its sole expense with a Unit of equivalent value and utility, and similar kind and in substantially the same condition as the replaced Unit immediately prior to the Event of Loss. Title to such replacement Unit immediately shall vest and remain in Lessor, and such Unit shall be deemed Equipment under this Lease and the applicable Lease Schedule. Lessor shall cause to be paid to Lessee or the vendor of the replacement Unit any insurance proceeds actually received by Lessor as a result of the Event of Loss promptly upon receipt of such proceeds. Lessee shall promptly notify Lessor of any Event of Loss and shall provide Lessor with and shall enter into, execute and deliver such documentation, as Lessor shall reasonably request with respect to the replacement of any such Unit. Notwithstanding the foregoing, if there occurs an Event of Loss which constitutes, in Lessee's opinion, an actual or constructive total loss of all or a substantial portion of the Equipment, then Lessee shall have the option, exercisable upon written notice to Lessor, to terminate this Lease and purchase the Equipment in accordance with Section 21.2; provided, however, that if Lessee opts to purchase the Equipment under Section 21.2, then any insurance proceeds actually received by Lessor as a result of such Event of Loss shall be used to offset the amount due from Lessee to Lessor under Section
21.2 and the excess, if any, shall be promptly paid to Lessee.


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          11.3. Insurance.

               11.3.1. Lessee shall obtain and maintain in full force and effect the following insurance: [i] property and liability insurance on the Premises in accordance with the Vessel Lease Documents; [ii] commercial general liability insurance; [iii] all risk, full replacement cost property damage insurance on the Equipment (in no event less than the outstanding balance of the obligations hereunder), and [iv] workers compensation insurance. Such insurance shall: [i] name Lessor, its parents, subsidiaries, affiliates and/or assignees, as additional insureds (general liability and property only) and as first loss payees as their interests may appear (property only); [ii] provide a waiver of subrogation to Lessor (workers compensation only); and [iii] provide that the POLICY MAY NOT BE CANCELED OR MATERIALLY ALTERED WITHOUT THIRTY (30) DAYS PRIOR WRITTEN NOTICE TO LESSOR.

               11.3.2. All such insurance required herein shall be placed with companies having a rating of at least A, Class XII or better by Best's rating service. Lessee shall maintain the insurance throughout the contract period and furnish to Lessor until the payment in full of any obligations herein, insurance certificates of a kind satisfactory to Lessor showing the existence of the insurance required hereunder and premium paid.

     12. Lessor's Purchase and Performance. Upon receipt of a Lease Schedule executed and delivered by Lessor, Lessee shall bear all responsibilities and perform all material obligations of Lessor, which may arise as a result of any document or agreement between Lessor and a vendor in connection with the Equipment to be leased under said Lease Schedule, other than payment of the purchase price; provided that Lessor has provided materially correct and complete copies of any and all such documents and agreements to Lessee prior to the execution of such Lease Schedule.

     13. Taxes.

          13.1. Taxes. Lessee agrees to report, file, pay promptly when due to the appropriate taxing authority and indemnify, defend, and hold Lessor harmless from and against any and all taxes (including gross receipts), assessments, license fees and other federal, state or local governmental charges of any kind or nature, together with any penalties, interest or fines related thereto (collectively, "Taxes") that pertain to the Equipment, its purchase, or this Lease, except such Taxes based solely upon the net income or capital of Lessor, including, but not necessarily limited to all property, sales and/or use taxes levied or assessed regardless of whether such taxes are levied or assessed against Lessor or Lessee.

          13.2. Lessor's Filing of Taxes. Notwithstanding the foregoing, Lessor at its election may report and file sales and/or use tax reports, which are filed and paid periodically through the Term, and the amounts so due may be invoiced to Lessee and payable as specified therein, except if and to the extent Lessee provides a resale or other sales tax exemption certificate.

     14. Indemnification. Except for the negligence of Lessor, its employees or agents and assigns, Lessee hereby assumes liability for and agrees to indemnify, defend, protect, save and hold harmless the Lessor, its agents, employees, directors and assignees from and against any and all losses, damages, injuries, claims, administration of claims, penalties, demands and all expenses, legal or otherwise (including reasonable attorneys' fees) of whatever kind and nature arising from (a) the purchase, ownership, use, condition, operation or maintenance of the Equipment, or (b) any agreement between Lessor and a vendor (including purchase or sales orders) which was reasonably approved by Lessee, in each case until the Equipment is returned to Lessor. Any claim, defense, setoff, or other right of Lessee against any such indemnified party shall not in any way affect, limit, or diminish Lessee's indemnity obligations hereunder. Each of Lessor and Lessee shall notify the other party immediately as to any claim, suit, action, damage, or injury related to the Equipment of which such party has actual or other notice. Lessee shall, at its own cost and expense, defend any and all suits within the scope of its indemnification obligation, including frivolous suits and claims, which may be brought against Lessor and shall satisfy, pay and discharge any and all judgments and fines that may be recovered against Lessor in any such action or actions, provided, however, that Lessor shall give Lessee written notice of any such claim or demand. Lessee agrees that its obligations under this section shall survive the expiration or termination of this Lease.

     15. Representations, Warranties and Covenants. Lessee hereby represents and warrants to Lessor that:

          15.1. It is an entity duly organized, validly existing and in good standing under the laws of the state of its formation;

          15.2. Lessee's true legal name is as set forth in this Agreement and that is shall not change its name or jurisdiction of organization without thirty
(30) days' written notice to Lessor;

          15.3. It has the power and authority to execute, deliver and perform this Agreement and other instruments and documents required or contemplated herein;


Master Lease Agreement                                                    Page 5
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          15.4.  The execution,  delivery and  performance of this Agreement has been duly authorized by all necessary action on the part of Lessee, does not and will not require the approval of any other interested parties of Lessee and does not and will not contravene any Certificate or Articles of formation or internal by-laws or agreement of Lessee, and does not constitute a default of any indenture, contract, agreement, mortgage, deed of trust, document or instrument to which Lessee is a party or by which Lessee is bound;

          15.5. The person(s) executing this Agreement on behalf of Lessee has or have been properly authorized to execute the same;

          15.6. Lessee has obtained, maintains, and will maintain, on an active and current basis, all licenses, permits, registrations, approvals and other authority as may be required from any applicable federal, state, tribal and local governments and agencies having jurisdiction over it and the subject matter of this Agreement;

          15.7. There are no suits, actions, proceedings or investigations pending or, to Lessee's knowledge, threatened or, to Lessee's knowledge, any basis therefor which might materially adversely affect the ability of it to perform its obligations under this Agreement or have a material adverse effect upon the financial condition of it or the validity or enforceability of this Agreement;

          15.8. Except for cases no. 03-30038 and 03-30039 pending in the United States Bankruptcy Court, Southern District of Florida, Lessee is not currently the subject of any pending or threatened bankruptcy or insolvency proceeding;

          15.9. Lessee is not presently insolvent and this Agreement will not render Lessee insolvent. As used in this section, the term "insolvent" means that the sum total of all of Lessee's liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of Lessee's non-exempt assets (i.e. all of the assets of the entity that are available to satisfy claims of creditors);

          15.10. As of the date hereof, its obligations under this Agreement are not subject to any defense, set off or counterclaim;

          15.11. Lessee is not currently aware of any event, condition, fact or circumstance, which, after the execution of this Agreement, would prevent Lessee from having sufficient working capital to pay all of Lessee's debts as they become due;

          15.12. This Agreement constitutes the valid and legally binding agreement of Lessee and is enforceable against Lessee in accordance with its terms, except to the extent that enforcement of any remedies may be limited by applicable bankruptcy, insolvency, general principles of equity or other similar laws affecting generally the enforcement of creditor's remedies;

          15.13. There have been no amendments, modifications, waivers or releases with respect to this Agreement or any provisions hereof, whether oral or written prior to execution hereof;

          15.14. The Lessee's state of formation and/or the location of the Premises will not be changed without thirty (30) days' prior written notice to Lessor; and

          15.15. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory or public or tribal body or authority is required in connection with Lessee's execution, delivery and performance of, or the legality, validity, binding effect or enforceability of this Agreement.

          15.16. All financial statements concerning the Lessee and its guarantors that have been delivered as of the date of this Agreement have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited financial statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the persons and entities covered thereby as at the dates thereof and the results of such person's or entities operations and cash flows for the periods then ended. Any projections delivered to Lessor on or prior to the date of this Agreement have been prepared by Lessee in light of the past operations of its businesses. Such projections are based upon estimates and assumptions stated therein, all of which Lessee believes to be reasonable and fair in light of current conditions and current facts known to Lessee and, as of the date of this Agreement, reflect Lessee's good faith and reasonable estimates of the future financial performance of Lessee, the Vessel, the casino gaming operations and of the other information projected therein for the period set forth therein.

          15.17. Between the date of Lessee's most recent annual financial statements and the date of this Agreement, (a) Lessee has not incurred any obligations, contingent or non-contingent liabilities, liabilities for charges, long-term leases or unusual forward or long-term commitments which are not reflected in the financial statements provided to Lessor and which, alone or in the aggregate, could reasonably be expected to have a material adverse effect on the financial condition of Lessee or Lessee's ability to perform its obligations under this Lease, the Vessel Lease Documents or any related documents ("Material Adverse Effect"), (b) no contract, lease or other agreement or instrument has been entered into by any Lessee or has become binding upon any Lessee's


Master Lease Agreement                                                    Page 6
assets and no law or regulation applicable to any Lessee has been adopted which has had or could reasonably be expected to have a Material Adverse Effect, and
(c) no Lessee is in default and to the best of any Lessee's knowledge no third party is in default under any contract, lease or other agreement or instrument, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between the date of Lessee's most recent annual financial statements and the date of this Agreement, no event has occurred which, alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

          15.18. As of the date of this Agreement (a) no strikes or other material labor disputes against any Lessee are pending or, to any Lessee's knowledge, threatened, (b) hours worked by and payment made to employees of each Lessee comply with all federal, state, local or foreign law applicable to such matter, (c) all payments due from any Lessee for employee health and welfare insurance have been paid or accrued as a liability on the books of such Lessee,
(d) there is no organizing activity involving any Lessee pending or, to any Lessee's knowledge, threatened by any labor union or group of employees, (e) there are no representation proceedings pending or, to any Lessee's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Lessee has made a pending demand for recognition, and
(f) there are no complaints or charges against any Lessee pending or, to the knowledge of any Lessee, threatened to be filed with any governmental authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by and Lessee of any individual.

          15.19. As of the Closing Date, each Lessee owns or has rights to use all trademarks, service marks, records, technology, inventions, know-how, specifications, modifications, information, and any other intellectual property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it ("Intellectual Property"). Each Lessee conducts its business and affairs without infringement of or interference with any Intellectual Property of any other person or entity in any material respect. No Lessee is aware of any infringement claim by any other person or entity with respect to any Intellectual Property.

          15.20. As of the date of this Agreement, no Lessee is a party to any contract or agreement with any governmental authority and no Lessee's accounts (as defined in the United States Code) are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727), as amended, or any similar state or local law.

          15.21. No information contained in this Agreement, any of the other Vessel Lease Documents, any projections, financial statements, or SEC filings or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Lessee to Lessor contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

          15.22. Lessee shall not directly or indirectly, by operation of law or otherwise merge, consolidate or otherwise combine with any sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation or other entity (any of the foregoing, a "Person").

          15.23. Lessee shall not create, incur, assume or permit to exist any Indebtedness (as defined below) other than (i) Indebtedness existing on the date hereof, (ii) Indebtedness incurred pursuant to this Lease or the Vessel Lease Documents and/or incurred for the sole purposes of maintaining, expanding or enhancing Lessee's and its affiliates' business of operating the Vessels (the "Operations") (collectively "Permitted Indebtedness") or (iii) Indebtedness incurred by a subsidiary or affiliate of Lessee for the purpose of acquiring, maintaining, expanding or enhancing any business, provided, such Indebtedness (if other than Permitted Indebtedness) is not created, assumed or guaranteed by Lessee.

          15.24. Lessee shall not create, incur, assume or permit to exist any obligation guaranteeing any Indebtedness, lease, dividend, or other obligation (except for indorsement of items and instruments in process of collection) of any other Person in any manner, other than the guaranty of Permitted Indebtedness. For purposes of this Lease, "Indebtedness" means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to capital leases which is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of assets, real or personal property or services which purchase price is (a) due more than six (6) months from the date of incurrence of the obligation in respect thereof, or (b) evidenced by a note or similar written instrument, and
(v) all indebtedness secured by any lien on any property or asset owned or held by Lessee or any of its subsidiaries regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person.

     16. Warranty, Disclaimers and Limitations of Liability.

          16.1. Pre-owned Gaming Devices. All pre-owned gaming devices supplied herein by Lessor, which are subject to


Master Lease Agreement                                                    Page 7
this Lease or any Lease Schedule, if any, are leased in a functional condition. Lessor warrants that pre-owned gaming devices will be mechanically sound and in good working order for a period of thirty (30) days following delivery. Lessee's sole and exclusive remedy in the event of defect of a pre-owned gaming device is expressly limited to the restoration of the device to good working condition by adjustment, repair or replacement of defective parts, at Lessee's election. There are no other warranties, express or implied, including, but not limited to, warranties of merchantability or fitness for a particular purpose. No affirmation of fact, including, but not limited to, statements regarding suitability for use or performance of such Equipment shall be deemed to be a warranty of Lessor for any purpose. The Lessee will bear the cost of returning any defective pre-owned gaming devices to Lessor, including shipping and reasonable packaging. Lessor will bear the cost of returning the repaired or replacement device to the Lessee, including shipping and reasonable packaging. Repair of damage caused by the Lessee's negligence or intent, or damage caused by third parties is the responsibility of the Lessee and shall in no event be the responsibility of Lessor.

          16.2. New Gaming Devices or Equipment. Lessor makes no warranties, express or implied, including, but not limited to, warranties of merchantability or fitness for a particular purpose with regard to any new gaming devices or equipment acquired by Lessor for lease to Lessee hereunder from an Original Equipment Manufacturer or Supplier ("OEM"). No affirmation of fact, including, but not limited to, statements regarding suitability for use or performance of such Equipment shall be deemed to be a warranty of Lessor for any purpose. All OEM warranties, if any, shall extend to Lessee, subject to the terms and conditions of said OEM warranty and to the extent as it may apply to any Equipment leased herein and, upon the request of Lessee, Lessor shall cooperate with Lessee to enforce any OEM warranty.

          16.3. Disclaimer and Limitations of Liability. Notwithstanding anything herein to the contrary, Lessor shall not be responsible or liable for any revenues foregone by the Lessee, while any part of the Equipment is not functioning properly. Lessor shall also not be responsible or liable for any losses, damages, injuries, claims, penalties, demands and all expenses, legal or otherwise (including reasonable attorneys' fees) of whatever kind and nature arising from any patron disputes involving such Equipment. The liability of Lessor for any of the Equipment leased hereunder, whether in contract, in tort, under warranty, in negligence or otherwise, shall not exceed the fair market value of the Equipment itself and under no circumstances shall Lessor be liable for direct, special, indirect, or consequential damages. Any unauthorized modification, alteration, or revision of all or any portion of the Equipment shall cause the warranty described above to be null and void. Lessor, its affiliates, subsidiaries, representatives, and agents make no other warranty, express or implied. IN NO EVENT SHALL LESSOR BE LIABLE FOR DIRECT, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF PROFITS, ARISING OUT OF THIS LEASE, THE VESSEL LEASE DOCUMENTS OR ANY LEASE SCHEDULE REGARDLESS OF THE NATURE OF ANY CLAIM MADE BY LESSEE, BUT EXCLUDING DIRECT DAMAGES RESULTING FROM LESSOR'S BREACH OF SECTION 16.4.

          16.4. Covenant of Lessor. Lessor hereby covenants and agrees that Lessor will not permit or suffer to exist any lien, claim, liability or other encumbrance on or against the Equipment by, to or of any person or entity claiming through Lessor, which impairs Lessee's rights to quiet enjoyment or purchase option under this Lease, except to the extent attributable to any Event of Default by Lessee. Lessor shall and shall be entitled to a reasonable opportunity to cure, contest or defend against any such lien, claim, liability or other encumbrance.

          16.5.   Representations  and  Warranties  of  Lessor.   Lessor  hereby
represents and warrants to Lessee that:

               16.5.1. It is an entity duly organized, validly existing and in good standing under the laws of the state of its formation;

               16.5.2.  It has the power and  authority to execute,  deliver and
perform  this  Agreement  and  other  instruments  and  documents   required  or
contemplated herein;

               16.5.3. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Lessor, does not and will not require the approval of any other interested parties of Lessor and does not and will not contravene any Certificate or Articles of formation or internal by-laws or agreement of Lessor, and does not constitute a material default of any indenture, contract, agreement, mortgage, deed of trust, document or instrument to which Lessor is a party or by which Lessor is bound;

               16.5.4. The person(s) executing this Agreement on behalf of Lessor has or have been properly authorized to execute the same;

               16.5.5. This Agreement constitutes the valid and legally binding agreement of Lessor and is enforceable against Lessor in accordance with its terms, except to the extent that enforcement of any remedies may be limited by applicable bankruptcy, insolvency, general principles of equity or other similar laws affecting generally the enforcement of creditor's remedies;


Master Lease Agreement                                                    Page 8

               16.5.6. Lessor has obtained, maintains, and will maintain, on an active and current basis, all licenses, permits, registrations, approvals and other authority as may be required from any applicable federal, state, tribal and local governments and agencies having jurisdiction over it with respect to the subject matter of this Agreement, except to the extent that the failure to obtain and/or maintain any such licenses could not reasonably be expected to have a material adverse affect on the ability of Lessor to perform its obligations hereunder;

               16.5.7. There are no suits, actions, proceedings or investigations pending or, to Lessor's knowledge, threatened or, to Lessor's knowledge, any basis therefor which might materially adversely affect the ability of it to perform its obligations under this Agreement or have a material adverse effect upon the financial condition of it or the validity or enforceability of this Agreement; and

               16.5.8. To the knowledge of Lessor, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory or public or tribal body or authority is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of this Agreement.

     17. Assignment of Lease. Lessee acknowledges and agrees that Lessor may sell, assign, mortgage, or otherwise transfer its interest hereunder and/or in the Equipment to others ("Assignees") without any consent of Lessee, provided however that Lessee shall be promptly notified of any assignment and that each Assignee shall expressly take assignment subject to this Lease and the Vessel Lease Documents and agree to recognize Lessee's rights under this Lease, including the right to quiet enjoyment and use of the Equipment so long as no event of default exists under the Lease, during the term of this Lease; provided further that, notwithstanding the foregoing, if such Assignee is PDS Funding 2004-A, LLC or any of its successors or assigns, such assignment shall be taken subject to the terms of that certain Notice, Consent and Acknowledgment of Assignment or Sale of even date herewith by and among Lessor, Lessee, PDS, Cruise II, ITG, ITG Palm Beach, LLC and International Thoroughbred Breeders, Inc. Accordingly, Lessee and Lessor agree that upon such assignment, Lessee (i) shall acknowledge such assignment in writing by executing a Notice, Consent and Acknowledgment of Assignment furnished by Lessor; (ii) shall promptly pay all Rent when due to the designated Assignees, notwithstanding any defense, setoff, abatement, recoupment, reduction or counterclaim whatsoever that Lessee may have against Lessor; (iii) shall not permit the Lease, the Vessel Lease Documents or any Lease Schedule so assigned to be amended or the terms thereof waived without the prior written consent of the Assignees; (iv) shall not require the Assignees to perform any obligations of Lessor under such Lease Schedule; (v) shall not terminate or attempt to terminate the Lease, the Vessel Lease Documents or any Lease Schedule on account of any default by Lessor, so long as such default does not result in the denial of Lessee's quiet enjoyment, use and possession of the Equipment; and (vi) acknowledges that any Assignee may reassign its rights and interest with the same force and effect as the assignment described herein. Lessee shall not assign this Lease, the Vessel Lease Documents or any Lease Schedule or assign its rights in or sublet the Equipment, or any interest therein without Lessor's and its Assignee's prior written consent, which consent shall not be unreasonably withheld.

     18. Financial Information, Lease Agreement.

          18.1. Financial Information. Lessee will provide Lessor monthly financial statements within thirty (30) days of each calendar month and annual audited financial statements provided within ninety (90) days of fiscal year-end. Throughout the Term, upon the reasonable request of Lessor, Lessee shall deliver to Lessor copies of other current financial information of Lessee and any parent entity of Lessee, which will reflect the financial condition and operations of Lessee as well as such other information regarding Lessee reasonably requested by Lessor or its Assignees.

          18.2. Books and Records; Account Information. Lessee shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the financial statements delivered by Lessee and its affiliates as of the date of this Agreement. On Wednesday of each week, Lessee shall provide Lessor a statement regarding its operating account (ITG operating account number 2000011165039 and ITGPB operating account number 2000022044013), which statement shall include the account balance as of the Friday of the preceding week and a list of deposits to and disbursements from such account during such week.

          18.3. Lease Agreement. If any court of competent jurisdiction should determine that this Lease constitutes a security arrangement as opposed to a true lease, the parties then agree that this Lease shall constitute a security agreement within the meaning of the Uniform Commercial Code and that the Lessor shall be considered a secured party under the provisions thereof and shall be entitled to all the rights and remedies of a secured party and Lessee, as debtor, grants to Lessor, as secured party, a security interest in the Equipment; provided nothing herein shall be construed nor shall the inclusion of this paragraph be interpreted as derogating from the stated intent and contractual understanding of the parties that this is a true lease.

     19. Default by Lessee. Lessee shall be deemed in default under this Agreement upon the occurrence of any one of the following


Master Lease Agreement                                                    Page 9
events ("Event of Default"):

          19.1. Failure to make any payment of Basic Rent within ten (10) days of when due under this Agreement or any Lease Schedule by its due date;

          19.2. Lessee's cancellation, termination, alteration, or rescission of the Authorization for Automatic Payment without the prior approval of Lessor;

          19.3. Lessee's rejection of any authorized withdrawal, payment or entry permitted by the Authorization for Automatic Payment;

          19.4. Failure to perform in any material respect any other obligation under this Agreement, any Lease Schedule, Vessel Lease Documents or any other written agreement between Lessee and Lessor, regardless of whether such other agreement, lease or charter covers the same or similar maritime vessel or gaming equipment, within thirty (30) days after receipt of written notice of default and failure to cure; provided, however, that no notice shall be required where a breach or threatened breach would cause irreparable harm to Lessor and Lessor may immediately seek equitable relief in a court of competent jurisdiction to enjoin such breach;

          19.5. Lessee shall generally fail to pay its debts as they become due, shall make an assignment for the benefit of its creditors, shall admit in writing its inability to pay its debts as they become due, shall file a petition under any chapter of the Federal Bankruptcy Code or any similar law, state or federal, now or hereafter existing, shall become "insolvent" as that term is generally defined under the Federal Bankruptcy Code, shall in any involuntary bankruptcy case commenced against it file an answer admitting insolvency or inability to pay its debts as they become due, or shall fail to obtain a dismissal of such case within one hundred twenty (120) days after its commencement or convert the case from one chapter of the Federal Bankruptcy Code to another chapter, or be the subject of an order for relief in such bankruptcy case, or be adjudged a bankrupt or insolvent, or shall have a custodian, trustee or receiver appointed for, or have any court take jurisdiction of its property, or any part thereof, in any proceeding for the purpose of reorganization, arrangement, dissolution or liquidation, and such custodian, trustee or receiver shall not be discharged, or such jurisdiction shall not be relinquished, vacated or stayed within sixty (60) days of the appointment;

          19.6. Lessee materially defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced, any indebtedness of Lessee for money borrowed, whether such indebtedness now exists or shall be created hereafter, which material default (monetary or otherwise) is not cured within (30) days;

          19.7. Lessee shall be dissolved, liquidated or wound up or is enjoined, restrained, fails or is in any way prevented from maintaining its existence as a going concern in good standing (excepting, however, reorganizations, consolidations and/or mergers into or with, and sales to, affiliates owned by, owning or under common control of or with Lessee and reorganizations, consolidations and/or mergers resulting from the death of Frances W. Murray);

          19.8. Lessee attempts to remove, sell, transfer, encumber, part with possession or sublet any part of the Equipment without the prior written consent of Lessor other than in the ordinary course of business or as otherwise provided in the Vessel Lease Documents;

          19.9. Any part of the Equipment is lost, stolen, materially changed or destroyed, and is not replaced by Lessee within a reasonable period of time;

          19.10. Any part of the Equipment is attached, levied upon, encumbered, pledged, or seized under any judicial process, unless attributable to the acts or debts of Lessor;

          19.11. Any warranty or representation made or furnished to Lessor by or on behalf of Lessee in this Lease or any Lease Schedule is false or misleading in any material respect when made or furnished;

          19.12. Failure of Lessee to maintain in full force and effect the licenses, permits and certifications that may be required under any applicable gaming laws for the operation of Lessee 's business;

          19.13. The revocation of any gaming license of Lessee;

          19.14. The denial of any gaming license application of Lessee;

          19.15. Failure of Lessee to comply with all applicable gaming statutes and regulations;

          19.16. Failure of Lessee to maintain the insurance required by this Agreement; and/or


Master Lease Agreement                                                   Page 10

          19.17. Any merger, consolidation, sale, change in control of Lessee (other than a change in control resulting from the death of Frances W. Murray) or any transfer of a majority of Lessee's business or assets, without Lessor's prior written consent, such consent not to be unreasonably withheld.

     20. Lessor Remedies.

          20.1. Lessee acknowledges that the enforcement of this Agreement may require approval of certain regulatory authorities and copies of all Default Notices, legal proceedings, etc. will be forwarded to the appropriate agency as required by state law or regulation. Lessee further acknowledges that if any Event of Default occurs and is continuing after the expiration of any applicable cure period, Lessor may, in addition to any and all rights and remedies it may have at law or in equity, without notice to or demand upon any party to this Agreement and at its sole option, terminate this Lease, all Lease Schedules and the Vessel Lease Documents and thereafter, if Lessor has not received notice from Lessee pursuant to Section 21.2 of its intent to exercise its option thereunder or, if such notice is received but Lessee does not consummate the purchase within sixty (60) days:

               20.1.1. Declare all amounts remaining unpaid under this Agreement, including without limitation the Termination Value as defined in
Section 21.2, immediately due and payable and interest shall accrue on any outstanding balance due Lessor at a rate of 3% per annum, until paid in full;

               20.1.2. Proceed by appropriate court action or other proceeding, either at law or in equity to enforce performance by Lessee of any and all covenants of this Agreement; 20.1.3. Enter onto Lessee's premises or the Premises in person or by agent and take possession of the Equipment;

               20.1.4. Require Lessee to return the Equipment, at Lessee's expense, to a place reasonably designated by Lessor;

               20.1.5. Render the Equipment unusable in such manner as is reasonable under the circumstances and as may be allowed by applicable law;

               20.1.6. Dispose of the Equipment in a commercially reasonable manner, as Lessor in the good faith exercise of its discretion deems necessary or appropriate;

               20.1.7. Without demand, advertisement or notice of any kind (except such notice as may be required under Article 9 of the Uniform Commercial Code, and all of which are, to the extent permitted by law, hereby expressly waived), sell, resell, lease, re-lease or dispose of the Equipment in any commercially reasonable manner;

               20.1.8. If not already the property of Lessor, purchase the Equipment at public sale with credit on any amounts owed;

               20.1.9. If not already the property of Lessor, purchase the Equipment at private sale for a price and on such terms as is determined by an independent appraiser appointed by Lessor to be the price and terms at which a willing seller would be ready to sell to an able buyer;

               20.1.10. Proceed immediately to exercise each and all of the powers, rights, and privileges reserved or granted to Lessor under this Agreement;

               20.1.11. Subject to applicable and appropriate gaming laws, rules, laws and regulations, and required approvals, take possession, sell and/or re-lease any unit of the Equipment as Lessor may desire, in its sole discretion without demand or notice, wherever the same may be located, without any court order or pre-taking hearing, any and all damages occasioned by such retaking being specifically waived herein by Lessee;

               20.1.12. Take control of any and all proceeds to which Lessee is entitled;

               20.1.13. Exercise any other remedies available to a Lessor under the Uniform Commercial Code, if applicable;

               20.1.14. Immediately seek equitable relief in a court of competent jurisdiction to enjoin a breach of this Agreement where said breach or threatened breach would cause irreparable harm to Lessor; and/or

               20.1.15. Exercise any other rights or remedies provided or available to Lessor at law or in equity.

          20.2. Notwithstanding anything to the contrary contained in this Lease and notwithstanding that this transaction shall constitute an operating lease, Lessor and Lessee agree that the respective rights, remedies and obligations of the parties following an


Master Lease Agreement                                                   Page 11

Event of Default shall be subject to Article 9 of the Uniform Commercial Code ("UCC") as in effect in the State of Nevada, the same as if the Lessor were a secured party, even if Article 9 would not otherwise be applicable. Without limiting the generality of the foregoing, any public or private sale, lease or other disposition of the Equipment shall comply with Section 9-610 of the UCC, and distribution of proceeds of sale, lease or other disposition, including without limitation application of surplus proceeds, shall be in accordance with
Section 9-608 of the UCC. Lessor further agrees that any public or private sale, lease or other disposition of the Equipment to any party other than Lessee shall occur at least forty-five (45) days after the date such Event of Default first occurred.

          20.3. With respect to any exercise by Lessor of its right to recover and/or dispose of the Equipment under this Lease or any Lease Schedule, Lessee acknowledges and agrees as follows: (i) Lessor shall have no obligation, subject to the requirements of commercial reasonableness, to clean-up or otherwise prepare the Equipment for disposition, (ii) Lessor may comply with any applicable state or federal law requirements in connection with any disposition of the Equipment and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any disposition of such Equipment, (iii) If Lessor purchases any of the Equipment at public or private sale, Lessor may pay for the same by crediting some or all of Lessee's obligations under this Lease or any Lease Schedule.

          20.4. No waiver by Lessor, its affiliates, successors or assigns, of any default, including, but not limited to, acceptance of late payment after the same is due, shall operate as a waiver of any other default or of the same default on a future occasion. In the Event of Default, Lessor shall be entitled to recover all costs, expenses, losses, damages and legal costs (including reasonable attorneys' fees) reasonably incurred by Lessor in connection with the enforcement of Lessor's remedies. All rights and remedies of Lessor are cumulative and are in addition to any other remedies provided for at law or in equity, including the Uniform Commercial Code, if applicable, and may, to the extent permitted by law, be exercised concurrently or separately. A termination hereunder shall occur only upon written notice by Lessor to Lessee and no repossession or other act by Lessor after default shall relieve Lessee from any of its obligations to Lessor hereunder unless Lessor so notifies Lessee in writing.

          20.5. In the event of a default by Lessee, Lessor may, at its option, declare this Agreement terminated without further liability or obligation to Lessee other than as provided in Section 21.2.

     21. Compliance with Governmental Agencies.

          21.1. All services furnished hereunder shall comply with the requirements of all governmental authorities having jurisdiction (the "Authorities"). The terms and conditions of the Lease or any Lease Schedule shall be subject to the approval by the Authorities, if such approval is so required. Lessee agrees to comply with all material requirements of every governmental authority which has jurisdiction over the Lease, the Vessel Lease Documents or any Lease Schedule. It is understood that, if at any time either prior to or subsequent to the initial starting date of the Lease or any Lease Schedule, the Authorities shall render a final determination either disapproving the terms and conditions of the Lease or any Lease Schedule or denying the application of Lessor for a gaming license, vendor registration or casino service supplier, as a result, directly or indirectly, of this Lease or the acts or omissions of Lessee, or the acts, omissions or identity of persons or entities affiliated with Lessee, or if Lessor already has such a license, the qualifications of Lessor that then, in either of such events, the Lease or any lease schedule shall be deemed terminated, as of the date of such disapproval or denial, as though such date were the date originally fixed herein for the notice of termination of the Lease or any lease schedule.

          21.2. If the Lease, the Vessel Lease Documents or any Lease Schedule is terminated for any reason prior to expiration of the Term (including, without limitation, as a result of an Event of Default), then Lessee shall have the option to purchase the Equipment by providing written notice to Lessor within ten (10) days after termination and tendering payment to Lessor within sixty
(60) days after termination of (i) any amounts then due and owing under the Lease and any lease schedule, including but not limited to such items as rent, late charges, and taxes paid by or assessed upon Lessor, and (ii) the amount equal to the Termination Value, as defined below, and Lessor shall transfer title to the Equipment to Lessee and in that event the parties hereto shall have no further liability to each other. Termination Value shall be defined as the net present value of the remaining rentals due, including the purchase option amount less any prepayments thereof, discounted at the original all-in yield, for each Lease Schedule.

     22. Waiver of Jury Trial. The parties hereby knowingly and voluntarily waive their right to a jury trial on any claim or cause of action based upon or arising out of, directly or indirectly, this Lease or any Lease Schedules, any dealings between the parties relating to the subject matter hereof or thereof, and/or the relationship that is being established between the parties. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims). This waiver may not be modified orally, and the waiver shall apply to any subsequent amendment, renewals, supplement or modifications to this Lease. In the event of litigation, this Lease may be filed as a written consent to a trial by the court.

     23. Miscellaneous.


Master Lease Agreement                                                   Page 12

          23.1. Amendments or Modifications. This Lease shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

          23.2. Binding Effect. This Lease shall be binding upon and inure to the benefit of the parties and their respective, permitted successors, heirs, executors, administrators, assigns, and all persons claiming by, through or under them.

          23.3. Captions, Headings and Titles. The captions, headings and titles of the various sections of this Lease are for convenience only and are not to be construed as confining or limiting in any way the scope or intent of the parties or the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.

          23.4. Compliance with All Laws. Neither party shall violate any law or regulation including, without limitation, any gaming law or regulation or to engage in any act or omission which tends to bring discredit upon the gaming industry or otherwise jeopardizes the other party's ability to engage in business with businesses licensed by any applicable regulatory authorities. Each party shall use its good faith judgment in determining whether any such violation, act or omission of the other party or its directors, officers or managers, if any, places such party's business or licenses at risk and upon such determination such party shall have the right to immediately terminate this Lease, the Vessel Lease Documents or any Lease Schedule without further liability to the other party, other than as provided in Section 21.2.

          23.5. Conduct. Lessee acknowledges that Lessor, its subsidiaries and affiliates, have a positive reputation in the finance and gaming industry and that Lessor and its subsidiaries and affiliates are subject to regulation and licensing and desire to maintain their reputation and receive positive publicity. Lessee therefore agrees that throughout the Term, Lessee`s directors, officers and managers will not conduct themselves in any manner that materially adversely affects or is detrimental to, Lessor, its subsidiaries or affiliates, and will not directly or indirectly make any oral, written or recorded private or public statement or comment that is disparaging, critical or defamatory of Lessor or its subsidiaries or affiliates. Lessor shall use its good faith business judgment in determining whether the conduct of Lessee`s directors, officers or managers materially adversely affects Lessor, its subsidiaries or affiliates, and upon such determination Lessor shall have the right to immediately terminate this Lease, the Vessel Lease Documents or any Lease Schedules without further liability to Lessee.

          23.6. Confidentiality. Lessor and Lessee and their respective employees shall keep all statistical, financial, confidential, and/or personal data with respect to the other party requested, received, developed, stored or viewed by Lessor or Lessee in connection with this Agreement in the strictest confidence. Lessor and Lessee agree not to divulge to third parties, without the written consent of the other party, any such information unless: [i] the information is known to the disclosing party prior to obtaining the same; [ii] the information is, at the time of disclosure by the disclosing party, then in the public domain; [iii] the information is obtained by the disclosing party from a third party who did not receive same, directly or indirectly from the disclosing party and who has no obligation of secrecy with respect thereto; or [iv] the disclosing party is obligated to divulge the information to a governmental or regulatory authority having competent jurisdiction over the disclosing party or its business, provided that in such event the disclosing party shall provide the other party with prior written notice and upon the non-disclosing party's request cooperate with such party to prevent such disclosure.

          23.7. Counterparts. This Lease may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed or otherwise authenticated, shall be deemed to be an original, but all such counterparts together shall constitute but one and the same document.

          23.8. Effective Only Upon Execution by Authorized Officer. Neither this Lease nor any Lease Schedule shall be deemed to constitute an offer or be binding upon Lessor or Lessee until executed by their respective authorized officers. No representations made by any Lessor's salespersons or anyone else shall be binding unless incorporated herein in writing.

          23.9. Entire Agreement. This Lease along with any Lease Schedules and related instruments executed in connection therewith constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, promises, negotiations, representations or understandings, whether written or oral, between the parties hereto relating to the subject matter of this Lease or any Lease Schedules. Any prior agreements, promises, negotiations, representations or understandings, either oral or written, not expressly set forth in this Lease, any Lease Schedule, or related instruments executed in connection therewith shall no force or effect.

          23.10. Further Assurances. The parties further covenant and agree to do, execute and deliver, or cause to be done, executed and delivered, and covenant and agree to use their best efforts to cause their successors and assigns to do, execute and deliver, or cause to be done, executed and delivered, all such further acts, transfers and assurances, for implementing the intention of the parties under this Agreement, as the parties reasonably shall request. The parties agree to execute any additional instruments


Master Lease Agreement                                                   Page 13
or agreements necessary to carry out the intent of this Lease.

          23.11. Governing Law. The substantive and procedural laws of the State of Nevada shall govern the validity, construction, interpretation, performance and enforcement of this Agreement and the parties agree to jurisdiction in Nevada without reference to its conflict of laws provisions regardless of the location of the Equipment. The parties also hereby agree that any action and/or proceeding in connection with this Agreement shall only be brought in the venue of Clark County, Nevada.

          23.12. Governing Law (Sovereign Nations Only). In the event that Lessee is an Indian Tribe as defined by the Indian Gaming Regulatory Act, 25 U.S.C. ss.2701 et seq. or a sovereign nation, the parties agree that the immediate section above shall be null and void and Lessee hereby grants a limited waiver of its Sovereign Immunity, for the sole benefit of Lessor, such waiver being limited to actions or claims by Lessor against Lessee, or by Lessee against Lessor, which shall arise directly from, or are related to, this Agreement. Any action brought by or against Lessor may be brought only in the United States District Court most near Lessee`s primary place of business regardless of the location of the Equipment. The law to be applied by said United States District Court in any such action shall be the law of the State of Nevada, including the Uniform Commercial Code, as adopted by the State of Nevada, without reference to any Nevada choice of law provisions. Without in any way limiting the generality of the foregoing, Lessee expressly authorizes any governmental or other agency authorities who have the right and duty under applicable law to take any and all action authorized or ordered by any court, including without limitation, entering the land of Lessee and repossessing the Equipment or otherwise giving effect to any judgment entered. It is the intent of the parties that Lessor will be able to obtain possession of the Equipment in accordance with the rights afforded it under applicable laws and/or any court order.

          23.13. Governmental Regulations. Notwithstanding anything in this Lease, the Vessel Lease Documents or any Lease Schedule to the contrary, in the event any federal, state, local or other governmental body's statutes, laws, rules, or regulations are enacted/promulgated, the impact of which will materially impact the methods and/or costs of Lessor under this Lease, the Vessel Lease Documents or any Lease Schedule, then, in that event, Lessor, upon written notice to Lessee, may request a renegotiation of this Lease, the Vessel Lease Documents or any Lease Schedule. Any modifications to this Lease, the Vessel Lease Documents or any Lease Schedule resulting from such renegotiation shall become effective on the latest date as permitted by the governmental body. In the event the parties are unable to reach a satisfactory agreement during said renegotiations, Lessor shall have the right to cancel the Lease, the Vessel Lease Documents and all Lease Schedules at any time by not less than 60 days prior written notice to Lessee, whereupon the Lease, all Lease Schedules and the Vessel Lease Documents shall be null and void and Lessee shall have the rights described in Section 21.2.

          23.14. Independence of Parties. All persons hired or employed by each party in the discharge of this Lease shall be considered employees of that party and not of any other party to this Lease and shall be solely and exclusively under the hiring or employing party's direction and control. Neither party nor any of its employees [i] shall be held or deemed in any way to be an agent, employee or official of the other party, or [ii] shall have the authority to bind the other party in any manner whatsoever. Each party further agrees to have all persons employed by it properly covered by worker's compensation or employer's liability insurance, as required by law and to assume and pay at its own cost all taxes and contributions required by an employer under any and all unemployment insurance, old age pensions, and other applicable so-called Social Security Acts.

          23.15. Intellectual Property Rights not conveyed. Nothing in this Lease shall be construed as to grant or convey to Lessee any right, title or interest in and to any intellectual property rights (including software, patent, copyright and/or trademark) to any part of the Equipment.

          23.16. Lease Irrevocable. This Lease is irrevocable for the full Term hereof and the Rent shall not abate by reason of termination of Lessee's right of possession and/or the taking of possession by the Lessor or for any other reason; provided, however, that nothing in this Section 23.16 shall be construed as limiting Lessor's or Lessee's right to terminate this Lease, any Lease Schedule and/or the Vessel Lease Documents prior to the expiration of the Term in accordance with the provisions of this Lease, the Lease Schedules and/or the Vessel Lease Documents.

          23.17. License and Permits. Each party shall obtain and maintain on an active and current basis, all licenses, permits, registrations, approvals and other authority as may be required from any applicable federal, state, tribal and local governments and agencies having jurisdiction over the subject matter of this Lease and any Lease Schedule.

          23.18. Multiple Second Parties. If more than one Lessee is named in this Lease or a Lease Schedule the liability of each shall be joint and several. Lessor may bring and prosecute a separate action against separate, individual Lessees to enforce any one or more Lessees' liability hereunder, whether or not any action is brought against any other Lessee or any other person and whether or not any Lessee or any other person is joined in such action or actions. Nothing shall prohibit Lessor from exercising its rights against any separate Lessee and any other person simultaneously, jointly and/or severally. Each Lessee shall be bound by each and every ruling, order and judgment obtained by Lessor against any Lessee in respect of the obligations, whether or not such Lessee is


Master Lease Agreement                                                   Page 14
a party to the action or proceeding in which such ruling, order or judgment is issued or rendered.

          23.19. No Joint Venture, Partnership or Agency Relationship. Neither this Lease nor any Lease Schedule shall create any joint venture or partnership between the parties. Nothing contained in this Lease and any Lease Schedule shall confer upon either party any proprietary interest in, or subject a party to any liability for or in respect of the business, assets, profits, losses or obligations of the other. Nothing herein contained shall be read or construed so as to make the parties a partnership, nor shall anything contained herein be read or construed in any way to restrict the freedom of either party to conduct any business or activity whatsoever without any accountability to the other party. Neither party shall be considered to be an agent or representative of the other party or have any authority or power to act for or undertake any obligation on behalf of the other party except as expressly authorized by the other party in writing. Any such unauthorized representation or action shall be considered a breach of this Lease and any Lease Schedule.

          23.20. Nondiscrimination. Neither party shall discriminate against any person on the basis of race, color, sex, national origin, disability, age, religion, handicapping condition (including AIDS or AIDS related conditions), or any other class protected by United States federal law or regulation.

          23.21. Non-Party Beneficiaries. Nothing herein, whether express or implied shall be construed to give any person other than the parties, and their successors and permitted assigns, any legal or equitable right, remedy of claim under or in respect of this Lease and any Lease Schedule; but this Lease and any Lease Schedule shall be held to be for the sole and exclusive benefit of the parties, and their successors and assigns.

          23.22. Notices. Except as otherwise required by law, all notices required herein shall be in writing and sent by prepaid certified mail or by courier, addressed to the party at the address of the party specified herein or such other address designated in writing. Notices are deemed to have been received [i] on the fourth business day following posting thereof in the U.S. Mail, properly addressed and postage prepaid, [ii] when received in any medium if confirmed or receipted for in the manner customary in the medium employed, or [iii] if acknowledged in any manner by the party to whom the communication is directed.

          23.23. Privileged Licenses.

               23.23.1.  Lessee  acknowledges  that Lessor,  its parent company, subsidiaries and affiliates, are businesses that are or may be subject to and exist because of privileged licenses issued by governmental authorities. If requested to do so by Lessor, Lessee, and its agents, employees and subcontractors, shall obtain any license, qualification, clearance or the like which shall be reasonably requested or required of any of them by Lessor or any regulatory authority having jurisdiction over Lessor or any parent company, subsidiary or affiliate of Lessor. If Lessee, or its agents, employees, or subcontractors, fails to satisfy such requirement or if Lessor or any parent company, subsidiary or affiliate of Lessor is directed to cease business with Lessee or its agents, employees or subcontractors by any such authority, or if Lessor shall in good faith determine, in Lessor's sole and exclusive judgment, that Lessee, or any of its agents, employees, subcontractors, or representatives [i] is or might be engaged in, or is about to be engaged in, any activity or activities, or [ii] was or is involved in any relationship, either of which could or does jeopardize Lessor's business or such licenses, or those of a parent company, subsidiary or affiliate, or if any such license is threatened to be, or is, denied, curtailed, suspended or revoked, this Lease, all Lease Schedules and the Vessel Lease Documents may be immediately terminated by Lessor without further liability to Lessee other than as provided in Section 21.2.

               23.23.2. Lessee further acknowledges its understanding that it is illegal for a denied gaming license applicant or a revoked gaming licensee, or a business entity under such a person's control, to enter or attempt to enter into a contract with Lessor, its parent company, subsidiaries or any affiliate, without the prior approval of the Nevada Gaming Commission or other applicable gaming authorities. Lessee affirms that it is not such a person or entity and that it is not under the control of such a person; and agrees that this Lease, all Lease Schedules and the Vessel Lease Documents are each subject to immediate termination by Lessor, without further liability to Lessee, other than as provided in Section 21.2, if Lessee is or becomes such a person or entity or is under the control of such a person.

          23.24. Pronouns. Masculine or feminine pronouns shall be substituted for the neuter form and vice versa, and the plural shall be substituted for the singular form and vice versa, in any place or places herein in which the context requires such substitution or substitutions.

          23.25. Regulatory Approvals. Certain transactions contemplated by this Lease and any Lease Schedule may require the approval of governmental regulatory authorities. Those transactions are entirely conditional upon and subject to the prior approval of such authority. If the transactions are not so approved, they shall be null and void ab initio. The parties shall cooperate with one another and move promptly with due diligence and in good faith to request any required or appropriate regulatory approvals. If the action or inaction of any governmental regulatory authority renders the parties unable to consummate any transaction contemplated by


Master Lease Agreement                                                   Page 15
this Lease and any Lease Schedule which thereby denies a party a material benefit contemplated by this Lease and any Lease Schedule resulting in the unjust enrichment of the other party, the parties shall negotiate in good faith an amendment to this Lease and any Lease Schedule which fairly compensates the party denied the benefit.

          23.26. Riders. In the event that any riders are attached hereto and made a part hereof and if there is a conflict between the terms and provisions of any rider, including any Lease Schedule and the terms and provisions herein, the terms and provisions of the rider or Lease Schedule shall control to the extent of such conflict.

          23.27. Setoffs. The monies owed by Lessee herein shall be paid in full when due under the terms of this Lease and any Lease Schedule without right of setoff of any monies owed by Lessor to Lessee under any other agreement or for any other purpose.

          23.28. Severability. Each term, covenant, condition or provision of this Lease and any Lease Schedule shall be viewed as separate and distinct, and in the event that any such term, covenant, condition or provision shall be held by a court of competent jurisdiction to be invalid, the remaining provisions shall continue in full force and effect.

          23.29. Subcontracting. Lessee shall not subcontract any of its obligations herein, or any portion thereof, without Lessor's prior written consent. Consent by Lessor to any subcontracting of Lessee`s obligations or responsibilities as set forth in this Lease and any Lease Schedule shall not be deemed to create a contractual relationship between Lessor and the subcontracting party.

          23.30. Suitability. Lessee understands and acknowledges that this Lease and any Lease Schedule, at Lessor's discretion, may be subject to Lessee and its principals completing and submitting to Lessor a due diligence compliance questionnaire (including an Authorization for the Release of Information) and being found suitable by Lessor's Compliance Committee. Notwithstanding any other provision in this Lease and any Lease Schedule to the contrary, Lessor may terminate this Lease and any Lease Schedule without further obligation or liability to Lessee if, in the judgment of Lessor's Compliance Committee, the relationship with Lessee or its principals could subject Lessor to disciplinary action or cause Lessor to lose or become unable to obtain or reinstate any federal, state and/or foreign registration, license or approval material to Lessor's business or the business of any Lessor subsidiary.

          23.31. Survival of Indemnities. All indemnities of Lessee shall survive and continue in full force and effect for events occurring prior to the return of the Equipment to the Lessor, notwithstanding the expiration or termination of the Term.

          23.32. Time Periods. In the event the provisions of this Lease or any Lease Schedule require any act to be done or to be taken hereunder on a date which is a Saturday, Sunday or legal holiday, such act or action shall be deemed to have been validly done or taken on the next succeeding day which is not a Saturday, Sunday or legal holiday.

          23.33. Waiver. The failure of any party to insist, in any one or more instances, upon performance of any of the provisions of this Lease or any Lease Schedule or to take advantage of any of its rights hereunder shall not operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right or power. Accordingly, the acceptance of rent by Lessor after it is due shall not be deemed to be a waiver of any breach by Lessee of its obligations under this Lease or any Lease Schedule.

                         [SIGNATURES ON FOLLOWING PAGE]


Master Lease Agreement                                                   Page 16

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date set forth above.

ITG VEGAS, INC., a Nevada corporation      PDS GAMING CORPORATION, a Minnesota
                                           corporation


By:/S/Francis W. Murray                    By:/s/Peter D. Cleary
Name: Francis W. Murray                    Name: Peter D. Cleary
Its:  President                            Its:  President


ITG PALM BEACH, LLC, a Delaware limited
liability company


By:ITG Vegas Inc, Sole Member
By:/s/Francis W. Murray
Its:  President


Master Lease Agreement                                                   Page 17

                                                Transaction No. 1188-L01-02
                                                Transaction No. 1192-L01-02

                              LEASE SCHEDULE NO. T3
                        (Sale Lease Back Gaming Devices)
                                 (With Options)

          THIS LEASE SCHEDULE NO. T3 ("Lease Schedule") is attached to and made a part of the Master Lease Agreement of even date herewith ("Lease") between PDS GAMING CORPORATION, a Minnesota corporation, its successors and assigns ("Lessor"), and ITG VEGAS, INC., a Nevada corporation, and ITG PALM BEACH, LLC, a Delaware limited liability company, jointly and severally as lessees (collectively "Lessee").

     1. Definitions. Terms not otherwise defined in this Lease Schedule shall have the meaning attributed to such terms in the Lease.

     2. Description of Equipment. The equipment listed on Attachment "A" to this Lease Schedule (the "Equipment") is added to the equipment leased under the Lease and made subject to the provisions of the Lease. The estimated capitalized cost of the Equipment is $500,000.00 ("Capitalized Equipment Cost"). Lessor shall inspect and audit the Equipment prior to any funding pursuant to the Lease, at Lessee's sole expense. Notwithstanding anything in the Lease to the contrary, Lessor shall not finance any labor, shipping, installation or training costs related to the Equipment.

     3. Commencement Date. The Commencement Date for the Equipment leased under this Lease Schedule shall be the Acceptance Date set forth in the Certificate of Delivery and Acceptance executed by Lessee in connection with this Lease Schedule.

     4. Term. The Term shall commence on the Commencement Date and shall continue for (36) consecutive months. Except as otherwise provided in the Lease, this Lease Schedule shall be non-cancelable for the duration of the Term or any Renewal Term (defined below).

     5. Basic Rent And Payments. The Basic Rent due each month during the Term for the Equipment is as follows:

          a. The initial payment of rent (interest only, months one through six, inclusive) under this Lease Schedule in an amount equal to $5,416.67 ("Initial Rent") shall be initially due and payable on the Commencement Date ("First Payment Date"). The standard payment of basic rent (principal and interest, but not including applicable taxes) under this Lease Schedule in an amount equal to $16,578.17 ("Basic Rent") shall be due and payable on the seventh (7th) month of the Term and thereafter through the thirty-sixth (36th) month of the Term in accordance with the Lease and this Schedule.

          b. All remaining payments of Basic Rent shall be due and payable on the same calendar day of each month for the remainder of the Term.

     6. Fees And Charges.

          a. Origination and Documentation Fee. Lessee agrees to pay to Lessor an Origination and Documentation Fee for this Lease Schedule in an amount not to exceed $6,250.00, which shall be due and payable on or before the First Payment Date.

          b. Closing Fee. Lessee agrees to pay to Lessor a Closing Fee for this Lease Schedule in an amount equal to two percent (2%) of the total Equipment cost, or $10,000.00.

          c. Imposts. In addition to the monthly Basic Rent due as set forth above, Lessee agrees to pay and indemnify Lessor for, and hold Lessor harmless from and against all taxes, assessments, fees and charges (hereinafter called "Imposts") together with any penalties, fines or interest thereon levied and imposed by any governmental agency or unit (state, local, federal, domestic or foreign), regardless of party assessed against: (i) with respect to the Lease or this Lease Schedule; (ii) upon the Equipment, its value or any interest of Lessor and/or Lessee therein; (iii) upon or on account of any sale, rental, purchase, ownership, possession, use, operation, maintenance, delivery or return of the Equipment, or value added thereto, other than taxes imposed on or measured by the next income or capital of Lessor. The amount of the Impost shall become Rent to be paid by Lessee upon Lessor's demand. If any Impost relates to a period during the Term (initial or renewed, if applicable) (no matter when it is assessed) then Lessee's liability for such Impost shall continue, notwithstanding the expiration or termination of the Lease or this Lease Schedule, until all such Imposts are paid in full by Lessee.

     7. Security Deposit. Due and payable on the Commencement Date, Lessee shall pay to Lessor, a Security Deposit in an amount equal to $5,416.67. The Security Deposit will be held by the Lessor for the Term of the Lease and will be, at Lessor's sole discretion,


Lease Schedule                                                            Page 1
either (i) returned to Lessee upon satisfactory completion of the terms and conditions of the Lease; or (ii) if Lessee is not in default under the Term (initial and/or renewed, if applicable) of the Lease or this Lease Schedule, applied to Lessee's final payment of Basic Rent.

     8. OPTIONS AND NOTICE.

          a. Lessor grants Lessee the following option(s):

               (i) Purchase Option: At the expiration of the Term (initial or renewed, if applicable), Lessee may purchase all but not less than all of the Equipment described in the Lease Schedule for the fair market value of the Equipment as of the date of expiration of the Term ("Exercise Price") as determined by an independent appraiser mutually selected by Lessor and Lessee (the "Purchase Option"); provided, however, that if Lessee has replaced any Unit within the twelve (12) month period prior to the exercise of the Purchase Option, the Exercise Price shall be reduced by an amount equal to the excess of the book value of the replacement Unit over the book value of the replaced Unit (determined as if such Unit had not been replaced and was still in use as of the date of calculation).

               (ii) Renewal Option: At the expiration of the Term, if Lessee is not in default of the Lease or this Lease Schedule and has not had a materially adverse change in its financial condition since the Commencement Date, Lessee may renew the Lease Term for a period of four (4) to twelve (12) months ("Renewal Term") at the then fair market rental as determined by Lessor in its sole discretion, based upon the Exercise Price and a rate mutually acceptable to Lessor and Lessee (the "Renewal Option").

               (iii) Option to Return Equipment: At the expiration of the Term (initial and/or renewed, if applicable), Lessee may return the Equipment to Lessor at Lessor's warehouse facility in Las Vegas, Nevada, or such other facility designated by Lessor, according to the terms of the Lease.

          b. Unless otherwise specified above, Lessee must give written notice of the exercise of any Purchase Option or Renewal Option 120 days prior to the expiration of a term. If written notice of exercise of any Purchase Option or Renewal Option is not received within a notification period as specified herein, the applicable term shall be automatically renewed for an additional 120 days at the most recent Basic Rent as set forth under the Lease Schedule (the "Automatic Renewal Term"). Upon timely receipt of such notice of exercise, receipt of the payment of all Rent due under the Lease and payment of the Exercise Price, Lessor will, with exercise of the Purchase Option, execute and deliver to Lessee a Bill of Sale for the Equipment described in the Lease Schedule. Upon failure of the Lessor to so deliver a Bill of Sale, this Option shall then constitute a conveyance of the Equipment in accordance herewith and Lessee is hereby appointed attorney-in-fact of Lessor to execute and deliver all instruments necessary to convey title to Lessee in accordance herewith, which power of attorney is coupled with an interest and irrevocable. Payment in full of the Exercise Price shall be due and payable on or before the expiration of the Term, Renewal Term or Automatic Renewal Term. At the expiration of the Term, Renewal Term or Automatic Renewal Term, Lessee may, upon at least 120 days advance written notice, notify Lessor of its decision to terminate the Lease Schedule and thereupon Lessee shall, at Lessee's expense, return the Equipment to Lessor at a facility designated by Lessor, according to the terms of the Lease. Lessee shall in all respects remain obligated under the Lease for payment of Rent, care, maintenance, delivery, use and insurance of the Equipment until Lessor inspects and accepts the Equipment, which inspection and acceptance shall be undertaken promptly and in good faith. In the event it shall at any time be determined that by reason of the options hereby given or otherwise that the lease of the Equipment to which the Purchase Option or the Renewal Option applies was in fact a sale to the Lessee of the Equipment, the Lessee agrees that neither it nor its successors or assigns has or will have any claim or cause of action against Lessor, its successors or assigns, for any reason for loss sustained by virtue of such determination.

          c. Lessee acknowledges that the Equipment sold by Lessor under the Purchase Option is being sold in an "as is, where is" condition. Lessor makes, and will make, no representations or warranties regarding the Equipment, its suitability for Lessee's purpose, or its compliance with any laws. Lessee hereby assumes all liability for the Equipment and agrees to indemnify Lessor per the terms of the Lease for any claims whatsoever arising out of the purchase of the Equipment upon, except for claims, liens, liabilities and other encumbrances arising solely through Lessor. Notwithstanding the foregoing, however, Lessor hereby represents, warrants covenants and agrees that upon exercise of the Purchase Option, Lessor shall deliver good, valid and marketable title to the Equipment, free and clear of any and all claims, liens, liabilities and other encumbrances.

     9. UCC Filings. Lessee hereby ratifies any and all UCC-1 and/or UCC-3 statements and/or amendments thereto related to this Lease Schedule or the Equipment previously filed by Lessor and authorizes Lessor to file any and all UCC-1 and/or UCC-3 statements and/or amendments thereto related to this Lease Schedule or the Equipment, without Lessee's authentication, to the extent permitted by applicable law.


Lease Schedule                                                            Page 2

     10. Incorporation of Lease. All of the provisions of the Lease are incorporated by reference herein as if set forth fully herein.


Lease Schedule                                                            Page 3

Dated this 6th day of July, 2004.

ITG VEGAS, INC., a Nevada corporation      PDS GAMING CORPORATION, a Minnesota
                                           corporation


By:/S/Francis W. Murray                    By:/s/Peter D. Cleary
Name: Francis W. Murray                    Name: Peter D. Cleary
Its:  President                            Its:  President



ITG PALM BEACH, LLC, a Delaware limited
liability company


By:ITG Vegas Inc, Sole Member
By:/s/Francis W. Murray
Its:  President


Lease Schedule                                                            Page 4

                                  ATTACHMENT A

                                    EQUIPMENT

Various used Class III Gaming Devices installed and in use on the Maritime Vessel named the Palm Beach Princess (IMO Number: 8402937, Registration Number:
14348-84-D (Panama), DNV Class Number: 02720) or the Maritime Vessel named the Empress II (United States Official Number 998517), each to be docked at Port of Palm Beach, One East 11th Street, Suite 500, Riviera Beach, FL 33404


Lease Schedule                                                            Page 5

                                               Transaction No. 1188-L01-02
                                               Transaction No. 1192-L01-02


                              LEASE SCHEDULE NO. T4
                            (Sale PDS Gaming Devices)
                                 (With Options)

          THIS LEASE SCHEDULE NO. T4 ("Lease Schedule") is attached to and made a part of the Master Lease Agreement of even date herewith ("Lease") between PDS GAMING CORPORATION, a Minnesota corporation, its successors and assigns ("Lessor"), and ITG VEGAS, INC., a Nevada corporation, and ITG PALM BEACH, LLC, a Delaware limited liability company, jointly and severally as lessees (collectively "Lessee").

     1. Definitions. Terms not otherwise defined in this Lease Schedule shall have the meaning attributed to such terms in the Lease.

     2. Description of Equipment. The equipment listed on Attachment "A" to this Lease Schedule (the "Equipment") is added to the equipment leased under the Lease and made subject to the provisions of the Lease. The capitalized cost of the Equipment is $1,056,891.75 ("Capitalized Equipment Cost"). Notwithstanding anything in the Lease to the contrary, Lessor shall not finance any labor, shipping, installation or training costs related to the Equipment.

     3. Commencement Date. The Commencement Date for the Equipment leased under this Lease Schedule shall be the Acceptance Date set forth in the Certificate of Delivery and Acceptance executed by Lessee in connection with this Lease Schedule.

     4. Term. The Term shall commence on the Commencement Date and shall continue for (36) consecutive months. Except as otherwise provided in the Lease, this Lease Schedule shall be non-cancelable for the duration of the Term or any Renewal Term (defined below).

     5. Basic Rent And Payments. The Basic Rent due each month during the Term for the Equipment is as follows:

          a. The initial payment of rent (interest only, months one through six, inclusive) under this Lease Schedule in an amount equal to $6,885.61 ("Initial Rent") shall be initially due and payable on the Commencement Date ("First Payment Date"). The standard payment of basic rent (principal and interest, but not including applicable taxes) under this Lease Schedule in an amount equal to $35,117.23 ("Basic Rent") shall be due and payable on the seventh (7th) month of the Term and thereafter through the thirty-sixth (36th) month of the Term in accordance with the Lease and this Schedule.

          b. All remaining payments of Basic Rent shall be due and payable on the same calendar day of each month for the remainder of the Term.

     6. Fees And Charges.

          a. Origination and Documentation Fee. Lessee agrees to pay to Lessor an Origination and Documentation Fee for this Lease Schedule in an amount not to exceed $6,250.00, which shall be due and payable on or before the First Payment Date.

          b. Closing Fee. Lessee agrees to pay to Lessor a Closing Fee for this Lease Schedule in an amount equal to two percent (2%) of the total Equipment cost, or $12,711.90.

          c. Imposts. In addition to the monthly Basic Rent due as set forth above, Lessee agrees to pay and indemnify Lessor for, and hold Lessor harmless from and against all taxes, assessments, fees and charges (hereinafter called "Imposts") together with any penalties, fines or interest thereon levied and imposed by any governmental agency or unit (state, local, federal, domestic or foreign), regardless of party assessed against: (i) with respect to the Lease or this Lease Schedule; (ii) upon the Equipment, its value or any interest of Lessor and/or Lessee therein; (iii) upon or on account of any sale, rental, purchase, ownership, possession, use, operation, maintenance, delivery or return of the Equipment, or value added thereto, other than taxes imposed on or measured by the next income or capital of Lessor. The amount of the Impost shall become Rent to be paid by Lessee upon Lessor's demand. If any Impost relates to a period during the Term (initial or renewed, if applicable) (no matter when it is assessed) then Lessee's liability for such Impost shall continue, notwithstanding the expiration or termination of the Lease or this Lease Schedule, until all such Imposts are paid in full by Lessee.


Lease Schedule                                                            Page 1

     7. Security Deposit. Due and payable on the Commencement Date, Lessee shall pay to Lessor, a Security Deposit in an amount equal to $6,885.61. The Security Deposit will be held by the Lessor for the Term of the Lease and will be, at Lessor's sole discretion, either (i) returned to Lessee upon satisfactory completion of the terms and conditions of the Lease; or (ii) if Lessee is not in default under the Term (initial and/or renewed, if applicable) of the Lease or this Lease Schedule, applied to Lessee's final payment of Basic Rent.

     8. OPTIONS AND NOTICE.

          a. Lessor grants Lessee the following option(s):

               (i) Purchase Option: At the expiration of the Term (initial or renewed, if applicable), Lessee may purchase all but not less than all of the Equipment described in the Lease Schedule for the fair market value of the Equipment as of the date of expiration of the Term ("Exercise Price") as determined by an independent appraiser mutually selected by Lessor and Lessee (the "Purchase Option"); provided, however, that if Lessee has replaced any Unit within the twelve (12) month period prior to the exercise of the Purchase Option, the Exercise Price shall be reduced by an amount equal to the excess of the book value of the replacement Unit over the book value of the replaced Unit (determined as if such Unit had not been replaced and was still in use as of the date of calculation).

               (ii) Renewal Option: At the expiration of the Term, if Lessee is not in default of the Lease or this Lease Schedule and has not had a materially adverse change in its financial condition since the Commencement Date, Lessee may renew the Lease Term for a period of four (4) to twelve (12) months ("Renewal Term") at the then fair market rental as determined by Lessor in its sole discretion, based upon the Exercise Price and a rate mutually acceptable to Lessor and Lessee (the "Renewal Option").

               (iii) Option to Return Equipment: At the expiration of the Term (initial and/or renewed, if applicable), Lessee may return the Equipment to Lessor at Lessor's warehouse facility in Las Vegas, Nevada, or such other facility designated by Lessor, according to the terms of the Lease.

          b. Unless otherwise specified above, Lessee must give written notice of the exercise of any Purchase Option or Renewal Option 120 days prior to the expiration of a term. If written notice of exercise of any Purchase Option or Renewal Option is not received within a notification period as specified herein, the applicable term shall be automatically renewed for an additional 120 days at the most recent Basic Rent as set forth under the Lease Schedule (the "Automatic Renewal Term"). Upon timely receipt of such notice of exercise, receipt of the payment of all Rent due under the Lease and payment of the Exercise Price, Lessor will, with exercise of the Purchase Option, execute and deliver to Lessee a Bill of Sale for the Equipment described in the Lease Schedule. Upon failure of the Lessor to so deliver a Bill of Sale, this Option shall then constitute a conveyance of the Equipment in accordance herewith and Lessee is hereby appointed attorney-in-fact of Lessor to execute and deliver all instruments necessary to convey title to Lessee in accordance herewith, which power of attorney is coupled with an interest and irrevocable. Payment in full of the Exercise Price shall be due and payable on or before the expiration of the Term, Renewal Term or Automatic Renewal Term. At the expiration of the Term, Renewal Term or Automatic Renewal Term, Lessee may, upon at least 120 days advance written notice, notify Lessor of its decision to terminate the Lease Schedule and thereupon Lessee shall, at Lessee's expense, return the Equipment to Lessor at a facility designated by Lessor, according to the terms of the Lease. Lessee shall in all respects remain obligated under the Lease for payment of Rent, care, maintenance, delivery, use and insurance of the Equipment until Lessor inspects and accepts the Equipment, which inspection and acceptance shall be undertaken promptly and in good faith. In the event it shall at any time be determined that by reason of the options hereby given or otherwise that the lease of the Equipment to which the Purchase Option or the Renewal Option applies was in fact a sale to the Lessee of the Equipment, the Lessee agrees that neither it nor its successors or assigns has or will have any claim or cause of action against Lessor, its successors or assigns, for any reason for loss sustained by virtue of such determination.

          c. Lessee acknowledges that the Equipment sold by Lessor under the Purchase Option is being sold in an "as is, where is" condition. Lessor makes, and will make, no representations or warranties regarding the Equipment, its suitability for Lessee's purpose, or its compliance with any laws. Lessee hereby assumes all liability for the Equipment and agrees to indemnify Lessor per the terms of the Lease for any claims whatsoever arising out of the purchase of the Equipment upon, except for claims, liens, liabilities and other encumbrances arising solely through Lessor. Notwithstanding the foregoing, however, Lessor hereby represents, warrants covenants and agrees that upon exercise of the Purchase Option, Lessor shall deliver good, valid and marketable title to the Equipment, free and clear of any and all claims, liens, liabilities and other encumbrances.

     9. UCC Filings. Lessee hereby ratifies any and all UCC-1 and/or UCC-3 statements


Lease Schedule                                                            Page 2
and/or amendments thereto related to this Lease Schedule or the Equipment previously filed by Lessor and authorizes Lessor to file any and all UCC-1 and/or UCC-3 statements and/or amendments thereto related to this Lease Schedule or the Equipment, without Lessee's authentication, to the extent permitted by applicable law.

     10. Incorporation of Lease. All of the provisions of the Lease are incorporated by reference herein as if set forth fully herein.


Lease Schedule                                                            Page 3

Dated this 6th day of July, 2004.

ITG VEGAS, INC., a Nevada corporation     PDS GAMING CORPORATION, a Minnesota
                                          corporation


By:/S/Francis W. Murray                   By:/s/Peter D. Cleary
Name: Francis W. Murray                   Name: Peter D. Cleary
Its:  President                           Its:  President

ITG PALM BEACH, LLC, a Delaware limited
liability company


By:ITG Vegas Inc, Sole Member
By:/s/Francis W. Murray
Its:  President



Lease Schedule                                                            Page 4

                                  ATTACHMENT A

                                    EQUIPMENT

141 Class III Gaming Devices to be delivered by PDS installed and in use on the Maritime Vessel named the Palm Beach Princess (IMO Number: 8402937, Registration
Number: 14348-84-D (Panama), DNV Class Number: 02720) or the Maritime Vessel named the Empress II (United States Official Number 998517), each to be docked at Port of Palm Beach, One East 11th Street, Suite 500, Riviera Beach, FL 33404


Lease Schedule                                                            Page 5

                                               Transaction No. 1188-L01-02
                                               Transaction No. 1192-L01-02


                              LEASE SCHEDULE NO. T5
                              (New Gaming Devices)
                                 (With Options)

          THIS LEASE SCHEDULE NO. T5 ("Lease Schedule") is attached to and made a part of the Master Lease Agreement of even date herewith ("Lease") between PDS GAMING CORPORATION, a Minnesota corporation, its successors and assigns ("Lessor"), and ITG VEGAS, INC., a Nevada corporation, and ITG PALM BEACH, LLC, a Delaware limited liability company, jointly and severally as lessees (collectively "Lessee").

     1. Definitions. Terms not otherwise defined in this Lease Schedule shall have the meaning attributed to such terms in the Lease.

     2. Description of Equipment. The equipment listed on Attachment "A" to this Lease Schedule (the "Equipment") is added to the equipment leased under the Lease and made subject to the provisions of the Lease. The capitalized cost of the Equipment is $1,864,405.00 ("Capitalized Equipment Cost"). Lessor shall approve all sales orders and invoices related to the Equipment prior to any funding. Notwithstanding anything in the Lease to the contrary, Lessor shall not finance any labor, shipping, installation or training costs related to the Equipment.

     3. Commencement Date. The Commencement Date for the Equipment leased under this Lease Schedule shall be the Acceptance Date set forth in the Certificate of Delivery and Acceptance executed by Lessee in connection with this Lease Schedule.

     4. Term. The Term shall commence on the Commencement Date and shall continue for (36) consecutive months. Except as otherwise provided in the Lease, this Lease Schedule shall be non-cancelable for the duration of the Term or any Renewal Term (defined below).

     5. Basic Rent And Payments. The Basic Rent due each month during the Term for the Equipment is as follows:

          a. The initial payment of rent (interest only, months one through six, inclusive) under this Lease Schedule in an amount equal to $20,197.72 ("Initial Rent") shall be initially due and payable on the Commencement Date ("First Payment Date"). The standard payment of basic rent (principal and interest, but not including applicable taxes) under this Lease Schedule in an amount equal to $61,816.84 ("Basic Rent") shall be due and payable on the seventh (7th) month of the Term and thereafter through the thirty-sixth (36th) month of the Term in accordance with the Lease and this Schedule.

          b. All remaining payments of Basic Rent shall be due and payable on the same calendar day of each month for the remainder of the Term.

     6. Fees And Charges.

          a. Origination and Documentation Fee. Lessee agrees to pay to Lessor an Origination and Documentation Fee for this Lease Schedule in an amount not to exceed $12,500.00, which shall be due and payable on or before the First Payment Date.

          b. Closing Fee. Lessee agrees to pay to Lessor a Closing Fee for this Lease Schedule in an amount equal to two percent (2%) of the total Equipment cost, or $37,288.10.

          c. Imposts. In addition to the monthly Basic Rent due as set forth above, Lessee agrees to pay and indemnify Lessor for, and hold Lessor harmless from and against all taxes, assessments, fees and charges (hereinafter called "Imposts") together with any penalties, fines or interest thereon levied and imposed by any governmental agency or unit (state, local, federal, domestic or foreign), regardless of party assessed against: (i) with respect to the Lease or this Lease Schedule; (ii) upon the Equipment, its value or any interest of Lessor and/or Lessee therein; (iii) upon or on account of any sale, rental, purchase, ownership, possession, use, operation, maintenance, delivery or return of the Equipment, or value added thereto, other than taxes imposed on or measured by the next income or capital of Lessor. The amount of the Impost shall become Rent to be paid by Lessee upon Lessor's demand. If any Impost relates to a period during the Term (initial or renewed, if applicable) (no matter when it is assessed) then Lessee's liability for such Impost shall continue, notwithstanding the expiration or termination of the Lease or this Lease Schedule, until all such Imposts are paid in full by Lessee.


Lease Schedule                                                            Page 1

     7. Security Deposit. Due and payable on the Commencement Date, Lessee shall pay to Lessor, a Security Deposit in an amount equal to $20,197.72. The Security Deposit will be held by the Lessor for the Term of the Lease and will be, at Lessor's sole discretion, either (i) returned to Lessee upon satisfactory completion of the terms and conditions of the Lease; or (ii) if Lessee is not in default under the Term (initial and/or renewed, if applicable) of the Lease or this Lease Schedule, applied to Lessee's final payment of Basic Rent.

     8. OPTIONS AND NOTICE.

          a. Lessor grants Lessee the following option(s):

               (i) Purchase Option: At the expiration of the Term (initial or renewed, if applicable), Lessee may purchase all but not less than all of the Equipment described in the Lease Schedule for the fair market value of the Equipment as of the date of expiration of the Term ("Exercise Price") as determined by an independent appraiser mutually selected by Lessor and Lessee (the "Purchase Option"); provided, however, that if Lessee has replaced any Unit within the twelve (12) month period prior to the exercise of the Purchase Option, the Exercise Price shall be reduced by an amount equal to the excess of the book value of the replacement Unit over the book value of the replaced Unit (determined as if such Unit had not been replaced and was still in use as of the date of calculation).

               (ii) Renewal Option: At the expiration of the Term, if Lessee is not in default of the Lease or this Lease Schedule and has not had a materially adverse change in its financial condition since the Commencement Date, Lessee may renew the Lease Term for a period of four (4) to twelve (12) months ("Renewal Term") at the then fair market rental as determined by Lessor in its sole discretion, based upon the Exercise Price and a rate mutually acceptable to Lessor and Lessee (the "Renewal Option").

               (iii) Option to Return Equipment: At the expiration of the Term (initial and/or renewed, if applicable), Lessee may return the Equipment to Lessor at Lessor's warehouse facility in Las Vegas, Nevada, or such other facility designated by Lessor, according to the terms of the Lease.

          b. Unless otherwise specified above, Lessee must give written notice of the exercise of any Purchase Option or Renewal Option 120 days prior to the expiration of a term. If written notice of exercise of any Purchase Option or Renewal Option is not received within a notification period as specified herein, the applicable term shall be automatically renewed for an additional 120 days at the most recent Basic Rent as set forth under the Lease Schedule (the "Automatic Renewal Term"). Upon timely receipt of such notice of exercise, receipt of the payment of all Rent due under the Lease and payment of the Exercise Price, Lessor will, with exercise of the Purchase Option, execute and deliver to Lessee a Bill of Sale for the Equipment described in the Lease Schedule. Upon failure of the Lessor to so deliver a Bill of Sale, this Option shall then constitute a conveyance of the Equipment in accordance herewith and Lessee is hereby appointed attorney-in-fact of Lessor to execute and deliver all instruments necessary to convey title to Lessee in accordance herewith, which power of attorney is coupled with an interest and irrevocable. Payment in full of the Exercise Price shall be due and payable on or before the expiration of the Term, Renewal Term or Automatic Renewal Term. At the expiration of the Term, Renewal Term or Automatic Renewal Term, Lessee may, upon at least 120 days advance written notice, notify Lessor of its decision to terminate the Lease Schedule and thereupon Lessee shall, at Lessee's expense, return the Equipment to Lessor at a facility designated by Lessor, according to the terms of the Lease. Lessee shall in all respects remain obligated under the Lease for payment of Rent, care, maintenance, delivery, use and insurance of the Equipment until Lessor inspects and accepts the Equipment, which inspection and acceptance shall be undertaken promptly and in good faith. In the event it shall at any time be determined that by reason of the options hereby given or otherwise that the lease of the Equipment to which the Purchase Option or the Renewal Option applies was in fact a sale to the Lessee of the Equipment, the Lessee agrees that neither it nor its successors or assigns has or will have any claim or cause of action against Lessor, its successors or assigns, for any reason for loss sustained by virtue of such determination.

          c. Lessee acknowledges that the Equipment sold by Lessor under the Purchase Option is being sold in an "as is, where is" condition. Lessor makes, and will make, no representations or warranties regarding the Equipment, its suitability for Lessee's purpose, or its compliance with any laws. Lessee hereby assumes all liability for the Equipment and agrees to indemnify Lessor per the terms of the Lease for any claims whatsoever arising out of the purchase of the Equipment upon, except for claims, liens, liabilities and other encumbrances arising solely through Lessor. Notwithstanding the foregoing, however, Lessor hereby represents, warrants covenants and agrees that upon exercise of the Purchase Option, Lessor shall deliver good, valid and marketable title to the Equipment, free and clear of any and all claims, liens, liabilities and other encumbrances.

     9. UCC Filings. Lessee hereby ratifies any and all UCC-1 and/or UCC-3 statements


Lease Schedule                                                            Page 2
and/or amendments thereto related to this Lease Schedule or the Equipment previously filed by Lessor and authorizes Lessor to file any and all UCC-1 and/or UCC-3 statements and/or amendments thereto related to this Lease Schedule or the Equipment, without Lessee's authentication, to the extent permitted by applicable law.

     10. Incorporation of Lease. All of the provisions of the Lease are incorporated by reference herein as if set forth fully herein.


Lease Schedule                                                            Page 3

Dated this 6th day of July, 2004.


ITG VEGAS, INC., a Nevada corporation     PDS GAMING CORPORATION, a Minnesota
                                          corporation


By:/S/Francis W. Murray                   By:/s/Peter D. Cleary
Name: Francis W. Murray                   Name: Peter D. Cleary
Its:  President                           Its:  President

ITG PALM BEACH, LLC, a Delaware limited
liability company


By:ITG Vegas Inc, Sole Member
By:/s/Francis W. Murray
Its:  President


Lease Schedule                                                            Page 4

                                  ATTACHMENT A

                                    EQUIPMENT

Approximately 459 Class III Gaming Devices and a Player Tracking System with any related equipment installed and in use on the Maritime Vessel named the Palm Beach Princess (IMO Number: 8402937, Registration Number: 14348-84-D (Panama), DNV Class Number: 02720) or the Maritime Vessel named the Empress II (United States Official Number 998517), each to be docked at Port of Palm Beach, One East 11th Street, Suite 500, Riviera Beach, FL 33404



Lease Schedule                                                            Page 5